EXHIBIT 99.1

COMPREHENSIVE CARE CORPORATION ANNOUNCES $3,600,000 EQUITY INVESTMENT

TAMPA, FL — (BUSINESSWIRE) — June 14, 2005 — Comprehensive Care Corporation (OTCBB:CHCR) (CompCare) today announced that it has completed a private placement of 14,400 shares of its Series A Convertible Preferred Stock to Woodcliff Healthcare Investment Partners, LLC. The purchase price for the Series A Convertible Preferred Stock was $250.00 per share, resulting in total proceeds to CompCare of $3.6 million before offering expenses. Each share of preferred stock is convertible into approximately 294.12 shares of CompCare’s common stock, subject to certain anti-dilution adjustments. In addition, provided CompCare meets certain financial targets and other conditions in fiscal 2006 and 2007, CompCare may cause these investors to purchase additional shares of CompCare’s common stock.

“Given this equity infusion, we have accomplished management’s financial goal of improving the overall working capital of CompCare,” said Robert J. Landis, Chief Financial Officer.

Mary Jane Johnson, President and Chief Executive Officer of CompCare, stated, “We are gratified by the faith these investors have shown in CompCare’s future. This investment provides working capital that will allow us to add more resources to our sales and marketing efforts and enhance our position in bidding for larger contracts. ”

Steven E. Nelson, a member of Woodcliff Healthcare Investment Partners stated, “we believe Woodcliff’s investment in CompCare will enhance its chance of success in bidding on direct government Medicaid contracts and in obtaining new business in the commercial and Medicare markets, particularly in light of the advent of the Medicare Modernization Act.”

The Series A Convertible Preferred Stock sold to the investors was not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Under the terms of the financing, CompCare granted registration rights to the investors covering the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

About Comprehensive Care Corporation
Established in 1969, CompCare provides behavioral health, substance abuse, and employee assistance programs for governmental agencies, managed care companies and employer groups throughout the United States. Headquartered in Tampa, Florida, CompCare operates regional service centers in Connecticut, Florida, Michigan, and Texas; serves approximately 900,000 covered individuals nationwide; and has a network of approximately 8,000 qualified behavioral health practitioners. With 35 years of experience in the industry, CompCare focuses on personalized attention, flexibility, a commitment to high-quality services, and innovative approaches to behavioral health that address both the specific needs of clients and changing healthcare industry demands.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain information included herein and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, our ability to obtain additional financing, the effect of governmental regulation, the competitive environment in which the Company operates, and the other risks detailed from time to time in the Company’s SEC reports.

FOR MORE INFORMATION, PLEASE CONTACT
Robert J. Landis, Chairman, Chief Financial Officer and Treasurer
(813) 288-4808

204 South Hoover Boulevard, Suite 200
Tampa, Florida 33609
813-288-4808 * Fax 813-288-4844
www.compcare-shareholders.com